Exhibit 5.1.2


                                 June 28, 1996




Asset Backed Securities Corporation
Park Avenue Plaza
55 East 52nd Street
New York, New York 10055

            Re:   Asset Backed Securities Corporation
                  Registration Statement on Form S-3
                  (Registration No. 333-00365)
                  -----------------------------------

Ladies and Gentlemen:

            We have acted as counsel to Asset Backed Securities Corporation, a Delaware corporation (the "Registrant"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") on January 23, 1996, of the Registration Statement on Form S-3 (File No. 333-00365), as amended by Amendment No. 1 filed with the Commission on May 28, 1996 and Amendment No. 2 filed with the Commission on June 28, 1996 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of Conduit Mortgage and Manufactured Housing Contract Pass-Through Certificates (the "Certificates"). The Certificates are issuable in series (each, a "Series") under separate pooling and servicing agreements (the "Pooling and Servicing Agreements") among the Registrant, the Master Servicer named therein and the Trustee named therein. The Certificates of each Series are to be sold as described in the Registration Statement, any amendment thereto, and the prospectus and prospectus supplement relating to such Series (the "Prospectus" and "Prospectus Supplement", respectively).

            In this connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we deemed necessary for the purposes of this opinion. In our examination, we have assumed the following: (a) the genuineness of all signatures; (b) the authenticity of all documents submitted to us as originals; (c) the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents; and (d) the truth,


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Asset Backed Securities Corporation
June 28, 1996
Page 2


accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed. As to any facts material to the opinions expressed herein, which were not known to us, we have relied upon certificates, statements and representations of officers and other representatives of the Registrant and others.

            Based on and subject to the foregoing and assuming that the Pooling and Servicing Agreement with respect to each Series of Certificates is executed and delivered substantially in the form that we have examined and that the transactions contemplated to occur under the Registration Statement and such Pooling and Servicing Agreement with respect to such Series of Certificates in fact occur in accordance with the terms thereof, we are of the opinion that when

            (i)   the Registration Statement becomes effective under the Act,

            (ii) the issuance and principal terms of such Series of Certificates has been duly authorized by appropriate corporate action,

            (iii) such Pooling and Servicing Agreement with respect to such Series of Certificates has been duly completed, executed and delivered by the parties thereto substantially in the form filed as an exhibit to the Registration Statement reflecting the terms established as described above, and

            (iv) such Certificates of such Series have been duly executed, authenticated and delivered in accordance with the terms and conditions of the Pooling and Servicing Agreement relating to such Series and sold in the manner described in the Registration Statement, any amendment thereto and the Prospectus and Prospectus Supplement relating thereto, the Certificates of such Series will be legally issued and will duly evidence all the beneficial ownership interest in the Trust created by the related Pooling and Servicing Agreement.

            We know that we are referred to under the heading "Legal Matters" in the Prospectus and the Prospectus Supplement forming a part of the Registration Statement and we hereby consent to such use of our name in the Registration Statement and to the use of this opinion for filing with the Registration Statement as Exhibit 5.1.2 thereto. In giving such consent, we do not consider that we are "experts" within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.



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Asset Backed Securities Corporation
June 28, 1996
Page 3

            We are members of the bar of the State of New York and we do not express any opinion as to any laws other than the law of the State of New York and the federal law of the United States of America.



                                   Very truly yours,


                                   /s/ Sidley & Austin